SECURITIES AND EXCHANGE COMMISSION
UNITED STATES
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported)  May 8, 2014
Body Central Corp.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-34906 (Commission File Number)	14-1972231 (IRS Employer Identification No.)

6225 Powers Avenue Jacksonville, FL	32217

Registrant’s telephone number including area code:  (904) 737-0811
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230 .425)
  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
(17 CFR 240.14d-2(b))
Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act
(17 CFR 240.13e-4(c))

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On May 8, 2014, Body Central Corp. (the “Company”) entered into amendments (the “Amendments”) to its employment agreements with Brian Woolf, its Chief Executive Officer, and Thomas W. Stoltz, its Chief Operating Officer, Chief Financial Officer and Treasurer. Among other things, the Amendments provide that each of Mr. Woolf and Mr. Stoltz has agreed to voluntarily forgo certain compensation effective as of the current pay period until January 1, 2015. Pursuant to the Amendments, the salaries of Mr. Woolf and Mr. Stoltz will be reduced to $600,000 and $380,000, from $750,000 and $475,000, respectively. The Amendments provide that each of Mr. Woolf and Mr. Stoltz, if certain conditions are met, will regain the amount of compensation foregone as a result of the Amendments. The conditions include, among other things, a requirement that the Company achieve certain financial performance targets set by the Board of Directors (the “Board”) during the second, third and fourth quarters of the 2014 fiscal year and a requirement that the Company receives an unqualified audit opinion (which does not express doubt about the Company’s ability to continue as a going concern) from its independent auditors for the fiscal year 2014.
The foregoing descriptions of the Amendments do not purport to be complete and are qualified in their entirety by reference to the Amendments filed as Exhibits 10.1 and 10.2, respectively, to this Current Report on Form 8-K and which are incorporated herein by reference.
As described in our Form 14A filed with the United States Securities and Exchange Commission on April 4, 2014, our Board determined that an amendment to the Company’s director compensation arrangements for the Company’s 2014 fiscal year is reasonable and appropriate:  (i) given that the Company is in the midst of a repositioning and turnaround, (2) after consideration to the current share price, and (3) to ensure the Company has a sufficient number of shares to adequately grant equity awards to key employees throughout the organization.  The changes to the director compensation arrangements are effective as of May 8, 2014.  The material amendments include:  (a) a reduction in the amount of the director’s annual equity grants, from the $50,000 annual equity retainer formerly granted to each director in restricted shares, to an annual equity retainer of 12,500 restricted shares to each director, and (b) a reduction in the amount of the additional annual equity grants to the Chairman of the Board from the $25,000 annual target equity retainer formerly granted in restricted shares, to an annual equity retainer of 6,250 restricted shares.
Item 9.01:    Financial Statements and Exhibits.
(d) Exhibits
Exhibit 10.1     Amendment to Employment Agreement dated as of May 8, 2014 between Body Central Corp. and Brian Woolf
Exhibit 10.2    Amendment to Employment Agreement dated as of May 8, 2014 between Body Central Corp. and Thomas W. Stoltz

Exhibit 99.1    Press release of Body Central Corp. dated May 9, 2014

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
BODY CENTRAL CORP.
(registrant)

By:	/s/ Timothy J. Benson
Timothy J. Benson
Senior Vice President, Finance and Secretary
May 9, 2014